Exhibit 99.1

Vertex Announces First Quarter 2025 Financial Results

KING OF PRUSSIA, PA – May 7, 2025: Vertex, Inc. (NASDAQ: VERX) (“Vertex” or the “Company”), a leading global provider of indirect tax solutions, today announced financial results for its first quarter ended March 31, 2025.

“Vertex continued to perform well in the first quarter, setting us up for a strong 2025,” said David DeStefano, Vertex’s President, Chief Executive Officer and Chairperson of the Board. “Our financial results were in line with our expectations for the quarter, and we made solid progress on key strategic initiatives including e-invoicing and artificial intelligence. We remain very optimistic for our financial outlook for 2025 and our long-term market opportunity in the indirect tax automation space, despite recent geopolitical and market events.”

DeStefano added, “Our investment in Kintsugi AI that we announced last week gives us a front-row seat as this exciting AI startup finds new and creative ways to apply the power of Artificial Intelligence to the challenges of automating sales tax compliance for small and mid-size businesses. We believe our IP sharing agreement, which is a part of our investment, will enhance our own R&D efforts and have the potential to expedite time-to-market for our new AI-driven products.”

First Quarter 2025 Financial Results

●	Total revenues of $177.1 million, up 12.9% year-over-year.
●	Software subscription revenues of $150.8 million, up 14.4% year-over-year.
●	Cloud revenues of $80.2 million, up 29.6% year-over-year.
●	Annual Recurring Revenue (“ARR”) was $618.5 million, up 17.9% year-over-year. This included $6.6 million added to ARR due to the inclusion of Systax’s ARR, as a result of the acquisition of the remaining ownership interests of Systax during the second quarter of 2024, and $8.1 million added to ARR due to the ecosio acquisition during the third quarter of 2024. Excluding the impact of both Systax and ecosio, ARR growth was 15.1%.
●	Average Annual Revenue per direct customer (“AARPC”) was $126,534 at March 31, 2025, compared to $121,720 at March 31, 2024, and $122,706 at December 31, 2024.
●	Net Revenue Retention (“NRR”) was 109%, compared to 112% at March 31, 2024, and 109% at December 31, 2024.
●	Gross Revenue Retention (“GRR”) was 95%, consistent with both March 31, 2024 and December 31, 2024.
●	Income from operations of $4.5 million, compared to loss of $(1.6) million for the same period in the prior year.
●	Non-GAAP operating income of $31.3 million, compared to $31.7 million for the same period in the prior year.
●	Net income of $11.1 million, compared to net income of $2.7 million for the same period in the prior year.
●	Net income per basic and diluted Class A and Class B shares of $0.07, compared to net income per basic and diluted Class A and Class B shares of $0.02 for the same period in the prior year.
●	Non-GAAP net income of $24.5 million and Non-GAAP diluted earnings per share (“EPS”) of $0.15.
●	Adjusted EBITDA of $37.2 million, compared to $36.7 million for the same period in the prior year. Adjusted EBITDA margin of 21.0%, compared to 23.4% for the same period in the prior year.

Definitions of certain key business metrics and the non-GAAP financial measures used in this press release and reconciliations of such measures to the most directly comparable GAAP financial measures are included below under the headings “Definitions of Certain Key Business Metrics” and “Use and Reconciliation of Non-GAAP Financial Measures.”

Financial Outlook

For the second quarter of 2025, the Company currently expects:

●	Revenues of $182 million to $187 million; and

●	Adjusted EBITDA of $35.5 million to $39.5 million, reflecting approximately $1 to $2 million of expenses that were expected in the first quarter but will be incurred in the second quarter.

For the full-year 2025, the Company currently expects:

●	Revenues of $760 million to $768 million;
●	Cloud revenue growth of 28%; and
●	Adjusted EBITDA of $161 million to $165 million.

John Schwab, Chief Financial Officer added, “Our guidance for the second quarter and full year 2025 reflects the strength of our business, which is underpinned by persistent secular tailwinds and a largely underpenetrated enterprise market opportunity for indirect tax automation. We continue to expect accelerating financial momentum throughout 2025 as we execute on our strategy to drive long-term profitable growth.”

The Company is unable to reconcile forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income (loss) for these periods but would not impact Adjusted EBITDA. Such items may include stock-based compensation expense, depreciation and amortization of capitalized software costs and acquired intangible assets, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, amortization of cloud computing implementation costs in general and administrative expense, adjustments to the settlement value of deferred purchase commitment liabilities, transaction costs, and other items. The unavailable information could have a significant impact on the Company’s net income (loss). The foregoing forward-looking statements reflect the Company’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its financial outlook until its next quarterly results announcement.

Important disclosures in this earnings release about and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under “Use and Reconciliation of Non-GAAP Financial Measures.”

Conference Call and Webcast Information

Vertex will host a conference call at 8:30 a.m. Eastern Time today, May 7, 2025, to discuss its first quarter 2025 financial results.

Those wishing to participate may do so by dialing 1-412-317-6026 approximately ten minutes prior to start time. A listen-only webcast of the call will also be available through the Company’s Investor Relations website at https://ir.vertexinc.com.

A conference call replay will be available approximately one hour after the call by dialing 1-412-317-6671 and referencing passcode 10198364 or via the Company’s Investor Relations website. The replay will expire on May 21, 2025 at 11:59 p.m. Eastern Time.

About Vertex

Vertex, Inc. is a leading global provider of indirect tax solutions. The Company’s mission is to deliver the most trusted tax technology enabling global businesses to transact, comply and grow with confidence. Vertex provides solutions that can be tailored to specific industries for major lines of indirect tax, including sales and consumer use, value added and payroll. Headquartered in North America, and with offices in South America and Europe, Vertex empowers the world’s leading brands to simplify the complexity of continuous compliance.

For more information, visit www.vertexinc.com or follow on Twitter and LinkedIn.

Forward Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to maintain and grow revenue from existing customers and new customers, and expand their usage of our solutions; our ability to maintain and expand our strategic relationships with third parties; our ability to adapt to technological change and successfully introduce new solutions or provide updates to existing solutions; risks related to failures in information technology or infrastructure; challenges in using and managing use of Artificial Intelligence in our business; incorrect or improper implementation, integration or use of our solutions; failure to attract and retain qualified technical and tax-content personnel; competitive pressures from other tax software and service providers and challenges of convincing businesses using native enterprise resource planning functions to switch to our software; our ability to accurately forecast our revenue and other future results of operations based on recent success; our ability to offer specific software deployment methods based on changes to customers’ and partners’ software systems; our ability to continue making significant investments in software development and equipment; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to successfully integrate acquired businesses and to realize the anticipated benefits of such acquisitions; risks related to the fluctuations in our results of operations; risks related to our expanding international operations; our exposure to liability from errors, delays, fraud or system failures, which may not be covered by insurance; our ability to adapt to organizational changes and effectively implement strategic initiatives; risks related to our determinations of customers’ transaction tax and tax payments; risks related to changes in tax laws and regulations or their interpretation or enforcement; our ability to manage cybersecurity and data privacy risks; our involvement in material legal proceedings and audits; risks related to undetected errors, bugs or defects in our software; risks related to utilization of open-source software, business processes and information systems; risks related to failures in information technology, infrastructure, and third-party service providers; our ability to effectively protect, maintain, and enhance our brand; changes in application, scope, interpretation or enforcement of laws and regulations; global economic weakness and uncertainties, including the economic uncertainty created by the changing legal, regulatory, or taxation landscape in the United States, and disruption in the capital and credit markets; business disruptions related to natural disasters, epidemic outbreaks, including a global endemic or pandemic, terrorist acts, political events, or other events outside of our control; our ability to comply with anti-corruption, anti-bribery, and similar laws; our ability to protect our intellectual property; changes in interest rates, security ratings and market perceptions of the industry in which we operate, or our ability to obtain capital on commercially reasonable terms or at all; our ability to maintain an effective system of disclosure controls and internal control over financial reporting, or ability to remediate any material weakness in our internal controls; risks related to our Class A common stock and controlled company status; risks related to our indebtedness and adherence to the covenants under our debt instruments; our expectations regarding the effects of the Capped Call Transactions and regarding actions of the Option Counterparties and/or their respective affiliates; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities Exchange Commission (“SEC”), on February 27, 2025 and may be subsequently updated by our other SEC filings.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Definitions of Certain Key Business Metrics

Annual Recurring Revenue (“ARR”)

We derive the vast majority of our revenues from recurring software subscriptions. We believe ARR provides us with visibility to our projected software subscription revenues in order to evaluate the health of our business. Because we recognize subscription revenues ratably, we believe investors can use ARR to measure our expansion of existing customer revenues, new customer activity, and as an indicator of future software subscription revenues. ARR is based on monthly recurring revenues (“MRR”) from software subscriptions for the most recent month at period end, multiplied by twelve. MRR is calculated by dividing the software subscription price, inclusive of discounts, by the number of subscription covered months. MRR only includes direct customers with MRR at the end of the last month of the measurement period.

AARPC represents average annual revenue per direct customer and is calculated by dividing ARR by the number of software subscription direct customers at the end of the respective period.

Net Revenue Retention Rate (“NRR”)

We believe that our NRR provides insight into our ability to retain and grow revenues from our direct customers, as well as their potential long-term value to us. We also believe it demonstrates to investors our ability to expand existing customer revenues, which is one of our key growth strategies. Our NRR refers to the ARR expansion during the 12 months of a reporting period for all direct customers who were part of our customer base at the beginning of the reporting period. Our NRR calculation takes into account any revenues lost from departing direct customers or those who have downgraded or reduced usage, as well as any revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes.

Gross Revenue Retention Rate (“GRR”)

We believe our GRR provides insight into and demonstrates to investors our ability to retain revenues from our existing direct customers. Our GRR refers to how much of our MRR we retain each month after reduction for the effects of revenues lost from departing direct customers or those who have downgraded or reduced usage. GRR does not take into account revenue expansion from migrations, new licenses for additional products or contractual and usage-based price changes. GRR does not include revenue reductions resulting from cancellations of customer subscriptions that are replaced by new subscriptions associated with customer migrations to a newer version of the related software solution.

Customer Count

The following table shows Vertex’s direct customers, as well as indirect small business customers sold and serviced through the company’s one-to-many channel strategy.

Customers	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Direct	4,309	4,438	4,855	4,915	4,888
Indirect	433	460	448	464	481
Total	4,742	4,898	5,303	5,379	5,369

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and key business metrics described above, we have calculated non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and free cash flow margin, which are each non-GAAP financial measures. We have provided tabular reconciliations of each of these non-GAAP financial measures to its most directly comparable GAAP financial measure.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. Our non-GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies. Our definitions of these non-GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, to be filed with the SEC.

We calculate these non-GAAP financial measures as follows:

●	Non-GAAP cost of revenues, software subscriptions is determined by adding back to GAAP cost of revenues, software subscriptions, the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP cost of revenues, services is determined by adding back to GAAP cost of revenues, services, the stock-based compensation expense included in cost of revenues, services for the respective periods.
●	Non-GAAP gross profit is determined by adding back to GAAP gross profit the stock-based compensation expense, and depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues for the respective periods.
●	Non-GAAP gross margin is determined by dividing non-GAAP gross profit by total revenues for the respective periods.
●	Non-GAAP research and development expense is determined by adding back to GAAP research and development expense the stock-based compensation expense and transaction costs related to acquired technology included in research and development expense for the respective periods.
●	Non-GAAP selling and marketing expense is determined by adding back to GAAP selling and marketing expense the stock-based compensation expense and the amortization of acquired intangible assets included in selling and marketing expense for the respective periods.
●	Non-GAAP general and administrative expense is determined by adding back to GAAP general and administrative expense the stock-based compensation expense, amortization of cloud computing implementation costs and severance expense included in general and administrative expense for the respective periods.
●	Non-GAAP operating income is determined by adding back to GAAP loss or income from operations the stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP loss or income from operations for the respective periods.

●	Non-GAAP net income is determined by adding back to GAAP net income or loss the income tax benefit or expense, stock-based compensation expense, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, severance expense, acquisition contingent consideration, adjustments to the settlement value of deferred purchase commitment liabilities recorded as interest expense, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP net income or loss for the respective periods to determine non-GAAP income or loss before income taxes. Non-GAAP income or loss before income taxes is then adjusted for income taxes calculated using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

●	Non-GAAP net income per diluted share of Class A and Class B common stock (“Non-GAAP diluted EPS”) is determined by dividing non-GAAP net income by the weighted average shares outstanding of all classes of common stock, inclusive of the impact of dilutive common stock equivalents to purchase such common stock, including stock options, restricted stock awards, restricted stock units and employee stock purchase plan shares. Additionally, the dilutive effect of shares issuable upon conversion of the senior convertible notes is included in the calculation of Non-GAAP diluted EPS by application of the if-converted method.
●	Adjusted EBITDA is determined by adding back to GAAP net income or loss the net interest income or expense (including adjustments to the settlement value of deferred purchase commitment liabilities), income tax expense or benefit, depreciation and amortization of property and equipment, depreciation and amortization of capitalized software and acquired intangible assets included in cost of subscription revenues, amortization of acquired intangible assets included in selling and marketing expense, amortization of cloud computing implementation costs in general and administrative expense, stock-based compensation expense, severance expense, acquisition contingent consideration, changes in the fair value of acquisition contingent earn-outs, and transaction costs, included in GAAP net income or loss for the respective periods.
●	Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues for the respective periods.
●	Free cash flow is determined by adjusting net cash provided by (used in) operating activities by purchases of property and equipment and capitalized software additions for the respective periods.
●	Free cash flow margin is determined by dividing free cash flow by total revenues for the respective periods.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Vertex, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	As of March 31,	As of December 31,
(In thousands, except per share data)	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$270,395	$296,051
Funds held for customers	33,287	30,015
Accounts receivable, net of allowance of $17,566 and $16,838, respectively	152,338	164,432
Prepaid expenses and other current assets	48,942	36,678
Investment securities available-for-sale, at fair value (amortized cost of $0 and $9,147, respectively)	—	9,157
Total current assets	504,962	536,333
Property and equipment, net of accumulated depreciation	185,557	177,559
Capitalized software, net of accumulated amortization	36,219	36,350
Goodwill and other intangible assets	374,312	363,021
Deferred commissions	27,535	27,480
Deferred income tax asset	19	19
Operating lease right-of-use assets	11,189	11,956
Other assets	14,351	14,073
Total assets	$1,154,144	$1,166,791
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$24,979	$36,215
Accrued expenses	38,114	35,169
Customer funds obligations	30,632	27,406
Accrued salaries and benefits	21,768	14,581
Accrued variable compensation	14,144	45,507
Deferred revenue, current	349,757	339,326
Current portion of operating lease liabilities	4,043	3,995
Current portion of finance lease liabilities	77	77
Purchase commitment and contingent consideration liabilities, current	29,600	35,100
Total current liabilities	513,114	537,376
Deferred revenue, net of current portion	5,140	4,840
Debt, net of current portion	335,784	335,220
Operating lease liabilities, net of current portion	11,461	12,585
Finance lease liabilities, net of current portion	—	10
Purchase commitment and contingent consideration liabilities, net of current portion	78,200	87,400
Deferred income tax liabilities	9,369	9,918
Deferred other liabilities	586	90
Total liabilities	953,654	987,439
Stockholders' equity:
Preferred shares, $0.001 par value, 30,000 shares authorized; no shares issued and outstanding	—	—
Class A voting common stock, $0.001 par value, 300,000 shares authorized; 71,907 and 70,670 shares issued and outstanding, respectively	72	71
Class B voting common stock, $0.001 par value, 150,000 shares authorized; 86,481 and 86,481 shares issued and outstanding, respectively	86	86
Additional paid in capital	273,300	278,389
Accumulated deficit	(42,185)	(53,315)
Accumulated other comprehensive loss	(30,783)	(45,879)
Total stockholders' equity	200,490	179,352
Total liabilities and stockholders' equity	$1,154,144	$1,166,791

Vertex, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three months ended
	March 31,
(In thousands, except per share data)	2025	2024

	(unaudited)
Revenues:
Software subscriptions	$150,761	$131,830
Services	26,301	24,951
Total revenues	177,062	156,781
Cost of revenues:
Software subscriptions	44,245	45,128
Services	19,823	15,861
Total cost of revenues	64,068	60,989
Gross profit	112,994	95,792
Operating expenses:
Research and development	20,886	16,845
Selling and marketing	48,155	40,491
General and administrative	45,028	35,542
Depreciation and amortization	5,880	5,006
Change in fair value of acquisition contingent earn-outs	(14,700)	—
Other operating expense (income), net	3,259	(527)
Total operating expenses	108,508	97,357
Income (loss) from operations	4,486	(1,565)
Interest expense (income), net	(1,539)	286
Income (loss) before income taxes	6,025	(1,851)
Income tax benefit	(5,105)	(4,535)
Net income	11,130	2,684
Other comprehensive (income) loss:
Foreign currency translation adjustments, net of tax	(15,105)	4,011
Unrealized loss on investments, net of tax	9	17
Total other comprehensive (income) loss, net of tax	(15,096)	4,028
Total comprehensive income (loss)	$26,226	$(1,344)

Net income per share of Class A and Class B, basic	$0.07	$0.02
Net income per share of Class A and Class B, dilutive	$0.07	$0.02

Vertex, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	March 31,
(In thousands)	2025	2024

	(unaudited)
Cash flows from operating activities:
Net income	$11,130	$2,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,266	20,948
Amortization of cloud computing implementation costs	1,006	994
Provision for subscription cancellations and non-renewals	192	1,082
Amortization of deferred financing costs	680	146
Change in fair value of contingent consideration liabilities	(14,700)	(800)
Stock-based compensation expense	21,044	16,324
Deferred income taxes	(929)	(2,588)
Non-cash operating lease costs	779	828
Other	(7)	(106)
Changes in operating assets and liabilities:
Accounts receivable	11,772	4,478
Prepaid expenses and other current assets	(13,169)	(7,335)
Deferred commissions	(56)	(64)
Accounts payable	(11,279)	(1,153)
Accrued expenses	2,956	(8,486)
Accrued and deferred compensation	(26,785)	(14,515)
Deferred revenue	11,156	11,177
Operating lease liabilities	(1,068)	(1,125)
Other	(183)	2,077
Net cash provided by operating activities	14,805	24,566
Cash flows from investing activities:
Property and equipment additions	(21,394)	(14,449)
Capitalized software additions	(5,661)	(5,615)
Purchase of investment securities, available-for-sale	(2,398)	(4,271)
Proceeds from sales and maturities of investment securities, available-for-sale	11,607	4,800
Net cash used in investing activities	(17,846)	(19,535)
Cash flows from financing activities:
Net increase in customer funds obligations	3,227	15,939
Principal payments on long-term debt	—	(625)
Payments for deferred financing costs	—	(89)
Payments for taxes related to net share settlement of stock-based awards	(25,034)	(17,862)
Proceeds from exercise of stock options	1,166	1,510
Payments of finance lease liabilities	(12)	(26)
Net cash used in financing activities	(20,653)	(1,153)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,310	(349)
Net increase (decrease) in cash, cash equivalents and restricted cash	(22,384)	3,529
Cash, cash equivalents and restricted cash, beginning of period	326,066	89,151
Cash, cash equivalents and restricted cash, end of period	$303,682	$92,680
Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$270,395	$56,134
Restricted cash—funds held for customers	33,287	36,546
Total cash, cash equivalents and restricted cash, end of period	$303,682	$92,680

Summary of Non-GAAP Financial Measures

(Unaudited)

	Three months ended
	March 31,
(Dollars in thousands, except per share data)	2025	2024
Non-GAAP cost of revenues, software subscriptions	$26,163	$28,191
Non-GAAP cost of revenues, services	$18,127	$14,855
Non-GAAP gross profit	$132,772	$113,735
Non-GAAP gross margin	75.0%	72.5%
Non-GAAP research and development expense	$16,534	$13,472
Non-GAAP selling and marketing expense	$41,818	$35,674
Non-GAAP general and administrative expense	$36,602	$27,573
Non-GAAP operating income	$31,339	$31,737
Non-GAAP net income	$24,494	$23,431
Non-GAAP diluted EPS	$0.15	$0.15
Adjusted EBITDA	$37,219	$36,743
Adjusted EBITDA margin	21.0%	23.4%
Free cash flow	$(12,250)	$4,502
Free cash flow margin	(6.9)%	2.9%

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended
	March 31,
(Dollars in thousands)	2025	2024
Non-GAAP Cost of Revenues, Software Subscriptions:
Cost of revenues, software subscriptions	$44,245	$45,128
Stock-based compensation expense	(2,227)	(1,590)
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	(15,855)	(15,347)
Non-GAAP cost of revenues, software subscriptions	$26,163	$28,191

Non-GAAP Cost of Revenues, Services:
Cost of revenues, services	$19,823	$15,861
Stock-based compensation expense	(1,696)	(1,006)
Non-GAAP cost of revenues, services	$18,127	$14,855

Non-GAAP Gross Profit:
Gross profit	$112,994	$95,792
Stock-based compensation expense	3,923	2,596
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	15,855	15,347
Non-GAAP gross profit	$132,772	$113,735

Non-GAAP Gross Margin:
Total Revenues	$177,062	$156,781
Non-GAAP gross margin	75.0%	72.5%

Non-GAAP Research and Development Expense:
Research and development expense	$20,886	$16,845
Stock-based compensation expense	(4,352)	(3,373)
Non-GAAP research and development expense	$16,534	$13,472

Non-GAAP Selling and Marketing Expense:
Selling and marketing expense	$48,155	$40,491
Stock-based compensation expense	(5,806)	(4,222)
Amortization of acquired intangible assets – selling and marketing expense	(531)	(595)
Non-GAAP selling and marketing expense	$41,818	$35,674

Non-GAAP General and Administrative Expense:
General and administrative expense	$45,028	$35,542
Stock-based compensation expense	(6,963)	(6,133)
Severance expense	(457)	(842)
Amortization of cloud computing implementation costs – general and administrative	(1,006)	(994)
Non-GAAP general and administrative expense	$36,602	$27,573

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended
	March 31,
(In thousands, except per share data)	2025	2024
Non-GAAP Operating Income:
Income (loss) from operations	$4,486	$(1,565)
Stock-based compensation expense	21,044	16,324
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	15,855	15,347
Amortization of acquired intangible assets – selling and marketing expense	531	595
Amortization of cloud computing implementation costs – general and administrative	1,006	994
Severance expense	457	842
Acquisition contingent consideration	—	(800)
Change in fair value of acquisition contingent earn-outs	(14,700)	—
Transaction costs	2,660	—
Non-GAAP operating income	$31,339	$31,737

Non-GAAP Net Income:
Net income	$11,130	$2,684
Income tax benefit	(5,105)	(4,535)
Stock-based compensation expense	21,044	16,324
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	15,855	15,347
Amortization of acquired intangible assets – selling and marketing expense	531	595
Amortization of cloud computing implementation costs – general and administrative	1,006	994
Severance expense	457	842
Acquisition contingent consideration	—	(800)
Change in fair value of acquisition contingent earn-outs	(14,700)	—
Transaction costs	2,660	—
Non-GAAP income before income taxes	32,878	31,451
Income tax adjustment at statutory rate (1)	(8,384)	(8,020)
Non-GAAP net income	$24,494	$23,431

Non-GAAP Diluted EPS:
Non-GAAP net income	$24,494	$23,431
Interest expense (net of tax), convertible senior notes (2)	903	—
Non-GAAP net income used in dilutive per share computation	$25,397	$23,431

Weighted average Class A and B common stock, diluted	162,724	160,582
Dilutive effect of convertible senior notes (2)	9,498	—
Total average Class A and B shares used in dilutive per share computation	172,222	160,582
Non-GAAP diluted EPS	$0.15	$0.15

(1) Non-GAAP income before income taxes is adjusted for income taxes using the respective statutory tax rates for applicable jurisdictions, which for purposes of this determination were assumed to be 25.5%.

(2) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. Interest expense and additional dilutive shares related to the notes are added back to the calculation when their impact is dilutive. In periods when the impact is anti-dilutive, there is no add-back of interest expense or additional dilutive shares related to the notes.

Vertex, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(Unaudited)

	Three months ended
	March 31,
(Dollars in thousands)	2025	2024
Adjusted EBITDA:
Net income	$11,130	$2,684
Interest expense (income), net	(1,539)	286
Income tax benefit	(5,105)	(4,535)
Depreciation and amortization – property and equipment	5,880	5,006
Depreciation and amortization of capitalized software and acquired intangible assets – cost of subscription revenues	15,855	15,347
Amortization of acquired intangible assets – selling and marketing expense	531	595
Amortization of cloud computing implementation costs – general and administrative	1,006	994
Stock-based compensation expense	21,044	16,324
Severance expense	457	842
Acquisition contingent consideration	—	(800)
Change in fair value of acquisition contingent earn-outs	(14,700)	—
Transaction costs	2,660	—
Adjusted EBITDA	$37,219	$36,743

Adjusted EBITDA Margin:
Total revenues	$177,062	$156,781
Adjusted EBITDA margin	21.0%	23.4%

	Three months ended
	March 31,
(Dollars in thousands)	2025	2024
Free Cash Flow:
Cash provided by operating activities	$14,805	$24,566
Property and equipment additions	(21,394)	(14,449)
Capitalized software additions	(5,661)	(5,615)
Free cash flow	$(12,250)	$4,502

Free Cash Flow Margin:
Total revenues	$177,062	$156,781
Free cash flow margin	(6.9)%	2.9%

Investor Relations Contact:
Joe Crivelli

Vertex, Inc.

investors@vertexinc.com

Media Contact:

Rachel Litcofsky

Vertex, Inc.

mediainquiries@vertexinc.com